FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) dated as of October 28, 2019, is entered into by and among AEROCENTURY CORP., a Delaware corporation (“Borrower”), the Guarantors (defined below), the Lenders (defined below) and MUFG UNION BANK, N.A., a national banking association, as administrative agent for the Lender (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.           Borrower, the lending and other financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), and the Administrative Agent are parties to the Third Amended and Restated Credit Agreement dated as of February 19, 2019 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           Pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to, or for the account of, the Borrower.

C.           In connection with the Credit Agreement, each of JetFleet Holding Corp., a California corporation (“Holding Guarantor”), and JetFleet Management Corp., a California corporation (“Management Guarantor” and together with Holding Guarantor, collectively “Guarantors”), executed and delivered to Agent a Subsidiary Guaranty dated as of October 1, 2018 and February 19, 2019, respectively. Borrower and Guarantor are referred to herein collectively and individually as the context may require as “Obligor.”

D.           As of the date hereof, the aggregate outstanding principal amount of the Revolving Loans is $83,200,000 (the “Principal Amount”).

E.           The Borrowing Base Certificate covering the calendar month ending September 30, 2019. and delivered by Borrower to Agent on October 15, 2019, discloses a Borrowing Base Deficiency constituting a Default under the Credit Agreement (the “Borrowing Base Default”). The Borrowing Base Default continues as of the date hereof. On October 15, 2019, Agent provided notice (the “Reservation of Rights Letter”) to Borrower and Guarantors of the Borrowing Base Default and certain potential Defaults and/or Events of Default that may occur under the Credit Agreement (defined therein as the “Potential Events of Default” and, collectively with the Borrowing Base Default, the “Specified Defaults”). The Specified Defaults are described on Exhibit A attached hereto.

F.           As a result of the Specified Defaults, the interest rate applicable to the Loans may be increased to the Default Rate and any obligation of Lenders to make further Loans to Borrower may be terminated or suspended. Further, should any Specified Default constitute or mature into (after the expiration of any applicable grace period under the Credit Agreement) an Event of Default, Agent and the Lenders are entitled to exercise at any time their further rights and remedies and to commence enforcement, litigation and collection actions under the Credit Agreement, the other Loan Documents and applicable law, including without limitation, to set off funds and to declare to be immediately due and payable the principal amount of the Revolving Loans now outstanding, all accrued interest, fees and the other obligations of the Obligors accrued under the Credit Agreement and the other Loan Documents (such further rights, remedies and actions, other than as described in the last sentence of Section 9.2.1 of the Credit Agreement commencing with the word “provided”, but including the right to apply the Default Rate to the Loans, collectively, the “Enforcement Actions”).

G.           As noted in the Reservation of Rights Letter, in accordance with Section 2.1.4(b) of the Credit Agreement, Borrower is not permitted to reborrow any LIBOR Loan as a new LIBOR Loan due to the Borrowing Base Default and/or the Potential Events of Default.

H.           A LIBOR Loan under the Credit Agreement in the principal amount of $36,900,000 (the “Specified LIBOR Loan”) will become due and payable on the Payment Date occurring on October 29, 2019 (the “Specified Payment Date”). As a result of the Specified Defaults, Borrower is not able to reborrow the Specified LIBOR Loan as a LIBOR Loan.

I.           Borrower has requested that Agent and the Lenders (1) temporarily forbear from exercising the Enforcement Actions as a result of the occurrence and continuance of the Specified Defaults under the Credit Agreement (2) grant a one-time waiver of the following requirements solely with respect to the Specified LIBOR Loan: (i) the requirement of Section 2.1.1 of the Credit Agreement that Loans shall be made as Base Rate Loans if a Default has occurred and is continuing and (ii) the requirements of Section 2.1.4(b) of the Credit Agreement that (a) no Default shall then exist and be continuing on the Specified Payment Date so that Borrower may reborrow the Specified LIBOR Loan as a LIBOR Loan and (b) that Borrower provide two (2) Business Days’ notice prior to the Specified Payment Date for the reborrowing of the Specified LIBOR Loan (such requirements in the forgoing clauses (i) and (ii)  are referred to collectively herein as the “Specified Requirements”).

J.           The indebtedness under Credit Agreement is a “Specified Indebtedness” as defined under that certain ISDA 2002 Master Agreement dated as of March 12, 2019 (the “ISDA”) which Borrower entered into with MUFG Bank, LTD (“MUFG LTD”) with respect to two swap contracts (the “Swap Contracts”) as swap counterparty in compliance with Section 6.22 of the Credit Agreement. Under Section 5(a)(vi)(1) of the ISDA, the Specified Defaults may constitute grounds for exercise of early termination rights by MUFG LTD under Section 6 of the ISDA (“Termination Rights”). Borrower has requested that MUFG LTD temporarily forbear from exercising Termination Rights as a result of the Specified Defaults.

K.           Agent and the Lenders are willing to grant such forbearance and limited waiver and MUFG LTD is willing to grant such forbearance with respect to the Termination Rights, in each case, on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Incorporation of Recitals. Each of the above Recitals is incorporated herein as true and correct in all material respects and is relied upon by Agent and the Lenders in agreeing to the terms of this Agreement.

2. Defined Terms. Any and all initially-capitalized terms used in this Agreement (including, without limitation, in the Recitals to this Agreement), without definition shall have the respective meanings specified in the Credit Agreement.

3. Acknowledgments.

(a) Each Obligor hereby acknowledges and agrees that, as of the date hereof, the Obligations include the Principal Amount, together with accrued but unpaid interest, fees and costs of enforcement, which constitutes a valid and subsisting Obligation of Obligor owed to the Lenders is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Obligor acknowledges and confirms that, as a result of the Specified Defaults, neither Agent nor any Lender has any obligation whatsoever to advance any further Loans to Borrower pursuant to the terms of the Loan Documents.

(b) Each Obligor hereby acknowledges and agrees that (i)  a Borrowing Base Default exists, and will continue to exist, after the Forbearance Effective Date (defined below), and will constitute an Event of Default if not cured by January 13, 2020, (ii) such Obligor received proper and adequate notice of the Specified Defaults under the Credit Agreement and the other Loan Documents pursuant to the Reservation of Rights Letter, and (iii) other than the Specified Defaults, no Default or Event of Default has occurred and continues to exist as of the Forbearance Effective Date.

(c) Each Obligor hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens granted to secure the Obligations by such Obligor to Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which such Obligor is a party. Each Obligor acknowledges and agrees that all such Liens granted by such Obligor continue to secure the Obligations notwithstanding the occurrence of the Forbearance Effective Date. Each such Obligor hereby represents and warrants to Agent and the Lenders that, pursuant to the Collateral Documents to which such Obligor is a party, the Obligations are secured by a first priority (subject to certain Permitted Liens permitted under Section 7.12.2 of the Credit Agreement) Lien on all of such Obligor’s assets to the extent required by the Collateral Documents.

4. Forbearance; Limited Waiver.

(a) Forbearance Period. Subject to the terms and conditions of this Agreement (including the proviso at the end of this clause (a)), (I) Agent and the Lenders hereby agree to forbear from taking any Enforcement Actions and (II) MUFG LTD hereby agrees to forbear from exercising Termination Rights under the ISDA, in each case, as a result of the occurrence of the Specified Defaults during the period from and including the Forbearance Effective Date until the earliest to occur of any of the following events (each such event, a “Forbearance Termination Event”; the date of such occurrence, the “Forbearance Termination Date”; and such period, the “Forbearance Period”):

(i) 11:59 p.m. (New York City time) on November 13, 2019;

(ii) the occurrence of a Default or Event of Default that is not a Specified Default;

(iii) the commencement against any borrower under the Term Loan Facility, Obligor, Agent or any Lender of any litigation or other exercise of any material rights or remedies based on a borrower default under the Term Loan Facility by or on behalf of any lender or security trustee under the Term Loan Facility (any such party is referred to herein as the “Term Loan Lender”) (for the avoidance of doubt, it being understood that delivery of a notice of event of default or reservation of rights by the Term Loan Lender shall not alone constitute a Forbearance Termination Event under this clause (iii));

(iv) any representation or warranty made by any Obligor in this Agreement proving to have been untrue, inaccurate or incomplete on or as of the date made or deemed made, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date; and

(v) failure of any Obligor to perform, as and when required, any of their respective covenants or other obligations set forth in this Agreement (it being understood that time is of the essence for each such covenant and obligation).

(b) Limited Effect of Forbearance. Notwithstanding the foregoing, each Obligor acknowledges and agrees that the temporary forbearance granted by Agent and the Lenders pursuant to this Agreement shall not constitute, and shall not be deemed to constitute, a waiver of the Specified Defaults or of any other Default or Event of Default under the Loan Documents or a waiver of any of the rights and remedies provided thereunder, under law, at equity or otherwise (except as otherwise expressly provided in Section 4(a)).

(c) Termination of Forbearance. On and after the Forbearance Termination Date, Agent's and the Lenders' agreement hereunder to forbear shall terminate automatically without the requirement of any demand, presentment, protest, notice or further act or action by Agent or the Lenders. Each Obligor expressly acknowledges and agrees that the effect of such termination will be to permit Agent and the Lenders to demand that the Obligations be paid in full and to exercise any and all other rights and remedies available to them under the Loan Documents and this Agreement, at law, in equity, or otherwise without any further lapse of time, expiration of applicable grace periods, or (except as otherwise required under provisions of applicable law that cannot be waived) requirements of notice to any Obligor, all of which are expressly waived by each Obligor.

(d) Limited Waiver. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the terms and conditions of this Agreement and as long as a Forbearance Termination Event has not then occurred, Agent and the Lenders hereby agree to a one-time waiver of the Specified Requirements solely with respect to the Specified LIBOR Loan due on the Specified Payment Date, provided that (i) the amount of the Specified LIBOR Loan to be reborrowed on the Specified Payment Date as a LIBOR Loan shall equal the Specified LIBOR Loan, (ii) the LIBOR Loan Period applicable for such reborrowing shall be fixed at one (1) month, and (iii) the Applicable LIBOR Margin therefor shall be equal to 6.00%.

(e) Limited Effect of Waiver. The waiver set forth in Section 4(d) above shall be limited precisely as written and shall not be deemed (a) to be a waiver of any other term or condition of the Credit Agreement or the other Loan Documents, (b) to be a waiver of any Default or Event of Default (including, without limitation, the Specified Defaults), (c) to prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents, nor shall the entering into this Agreement preclude agent or the Lenders from refusing to enter into any further waivers or amendments with respect to the Credit Agreement or any other Loan Document, (d) to be a consent to any future waiver under the Credit Agreement or the other Loan Documents, or (e) to constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.

5. Reporting. To induce Agent and the Lenders to enter into this Agreement, Borrower agrees as follows:

(a) Cash Flow Budget. Not later than November 13, 2019, and on a bi-weekly basis thereafter, Borrower shall submit to Agent a 13-week cash flow model (a “Cash Flow Budget”), in form and substance acceptable to Agent. With respect to each Cash Flow Budget submitted after the initial Cash Flow Budget, Borrower shall submit a variance report on both a week by week basis and a cumulative, weekly roll-forward basis through the end of the immediately preceding week, a comparison of the actual cash disbursements to the projected cash disbursements and the actual cash receipts to the projected cash receipts, each as set forth in the Cash Flow Budget for such period.

6. Conditions Precedent. This Agreement shall become effective on the date (the “Forbearance Effective Date”) each of the following conditions shall have been satisfied or waived by Agent in its sole discretion:

(a) This Agreement. Agent shall have received this Agreement, duly executed by Borrower, Guarantors and the Lenders.

(b) Forbearance Fee. Borrower shall have paid to Agent a forbearance fee equal to $181,250, which fee shall be deemed fully earned and non-refundable for any reason whatsoever and shall be payable concurrently with the execution of this Agreement. Borrower hereby authorize Agent to deduct the forbearance fee from the deposit account maintained with Agent ending with the last four digits 0410.

(c) No Default. Upon giving effect to this Agreement, there shall be no Default or Event of Default (other than the Specified Defaults).

7. General Release. Each of Borrower and Guarantors, on behalf of itself and on behalf of its Subsidiaries, successors, assigns, legal representatives and financial advisors (collectively, the “Releasing Parties”), hereby releases, acquits and forever discharges Agent, the Lenders and each of their respective past and present directors, officers, employees, agents, attorneys, affiliates, predecessors, successors, administrators and assigns (the “Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, on or before the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Agreement or any of the Loan Documents, any other credit facilities provided or not provided, any advances made or not made, or any past or present deposit or other accounts of any Releasing Party with any Released Party and the handling of the same by any Released Party, including, without limitation, the manner and timing in which items were deposited or credited thereto or funds transferred therefrom or made available to any of the Releasing Parties, the honoring or returning of any checks drawn on any account, and any other dealings between the Releasing Parties and the Released Parties (the “Released Matters”). Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Releasing Parties each agree that this waiver and release is an essential and material of this Agreement, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

8. Miscellaneous.

(a) Notices. All notices and requests in connection with this Agreement or the Credit Agreement (notwithstanding Section 12.7.1 thereof) to Borrower or Agent shall be sufficiently given or made if given or made in writing via hand delivery, overnight courier, U.S. Mail (postage prepaid) or email, and addressed as follows:

(1) If to Borrower:

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA 94010-4011
Email: toni.perazzo@aerocentury.com
    chris.tigno@aerocentury.com

(2) If to Agent:

MUFG Union Bank, N.A.
Attn: Susan Swerdloff, Managing Director
          Kevin Sullivan, Director
  Maria F. Maia, Director
445 South Figueroa Street 13th Floor
Los Angeles, CA 90071
Email: SSwerdloff@us.mufg.jp
    KSullivan@us.mufg.jp
    MMaia@us.mufg.jp

with a copy to:

MUFG Union Bank, N.A.
Special Assets Division
Attn: Christopher Petrocelli
 John Lilly
1221 Avenue of Americas, 7th Floor
New York, NY 10020
Email: CPetrocelli@us.mufg.jp

   JLilly@us.mufg.jp

and:

Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4106
Attn: Juliette M. Ebert
  Richard Brunette
  Robert Sahyan
Email: JEbert@sheppardmullin.com
    RBrunette@sheppardmullin.com
    RSahyan@sheppardmullin.com

(b) Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and Lenders to rely thereon.

(c) Agreement as Loan Document. This Agreement shall constitute a Loan Document under the Credit Agreement. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Agreement. It shall be an immediate Event of Default under the Credit Agreement if Obligor breaches any covenant contained herein or if any representation or warranty contained herein proves to be inaccurate or untrue in any material respect.

(d) Review And Construction Of Documents. Each party hereto hereby acknowledges, and represents and warrants to the other parties hereto, that:

(i) it has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with legal counsel;

(ii) it has carefully reviewed this Agreement and fully understands all terms and provisions of this Agreement;

(iii) it has freely, voluntarily, knowingly, and intelligently entered into this Agreement of its own free will and volition;

(iv) none of the Lenders or Agent have a fiduciary relationship with any Obligor and the Obligor does not have a fiduciary relationship with Agent or the Lenders, and the relationship between the Lenders or Agent, on the one hand, and Obligor, on the other hand, is solely that of creditor and debtor; and

(v) no joint venture exists among Obligor and the Lenders or Agent.

(e) Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) APPLICABLE LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

(h) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Agent, Lenders and Obligor and their respective successors and assigns; provided, however, that Obligor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders. The execution and delivery of this Agreement by any Lender prior to the Forbearance Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Revolving Commitment assigned to it after such execution and delivery.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. An executed signature page of this Agreement may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

(j) Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

(k) Expenses of Agent and Lenders. Borrower shall promptly pay all fees, costs, charges, expenses, and disbursements of Agent incurred in connection with the preparation, execution, and delivery of this Agreement, and the other documents contemplated by this Agreement, including all legal fees and expenses.

(l) Further Assurances. Obligor agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by Agent and necessary or reasonably advisable to carry out the intents and purposes of this Agreement.

(m) Amendments. The provisions of this Agreement may be amended or waived by an instrument in writing signed by Borrower, the Lenders and Agent, provided that an amendment limited to extending the Forbearance Period and/or granting a further waiver of the Specific Requirements on similar conditions hereof shall be effective pursuant to a writing signed by Agent, at the direction of the Requisite Lenders, and Borrower.

(n) NO ORAL AGREEMENTS. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO REGARDING THE CREDIT PARTIES’ FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES WHICH MAY ARISE AS A RESULT OF THE SPECIFIED EVENTS OF DEFAULT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSION OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

 [signature pages follow]

SMRH:4845-9309-7642.4	-[Insert Page Number]-

IN WITNESS WHEREOF, the parties have entered into this Agreement by their respective duly authorized officers as of the date first above written.

BORROWER:

AEROCENTURY CORP.,
a Delaware corporation

By:
_________________________
Name: _________________________
Title:
_________________________

GUARANTORS:

JETLEET HOLDING CORP.,
a California corporation

By:
_________________________
Name: _________________________
Title:
_________________________

JETFLEET MANAGEMENT CORP.,
a California corporation

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4845-9309-7642	S-6

ADMINISTRATIVE AGENT:

MUFG UNION BANK, N.A.

By:
_________________________

Name: _________________________

Title:
_________________________

LENDER:

MUFG UNION BANK, N.A.

By:
_________________________

Name: _________________________

Title:
_________________________

MUFG LTD with respect to Section 4(a)(II):

MUFG BANK, LTD

By:
_________________________

Name: _________________________

Title:
_________________________

SMRH:4845-9309-7642	S-6

LENDER:

UMPQUA BANK

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4845-9309-7642	S-6

LENDER:

ZIONS BANCORPORATION, N.A. (fka ZB, N.A.) dba CALIFORNIA BANK AND TRUST

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4845-9309-7642	S-6

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4845-9309-7642	S-6

LENDER:

COLUMBIA STATE BANK

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4845-9309-7642	S-6

EXHIBIT A

Specified Defaults

Existing Default

9. A Default has occurred and is continuing under Section 6.17 of the Credit Agreement (Maintenance of Borrowing Base) as a result of Borrower’s failure to “maintain the value of the Borrowing Base at all times such that no Borrowing Base Deficiency occurs.” The Borrowing Base Certificate for the month ending September 30, 2019 delivered to Agent on October 15, 2019 discloses a Borrowing Base Deficiency in the amount of $7,312,458.

Potential Events of Default

10. Based on Borrower’s projections submitted to Agent on October 1, 2019 (“Projections”), an Event of Default may have occurred or may occur under Section 6.15.4 of the Credit Agreement (Minimum Recourse Interest Coverage Ratio) with respect to the Fiscal Quarter ending September 30, 2019 and each Fiscal Quarter thereafter through the period ending December 31, 2020.

11. Based on the Projections, an Event of Default may have occurred or may occur under Section 6.15.5 of the Credit Agreement (Minimum Recourse Debt Service Coverage Ratio) with respect to the Fiscal Quarter ending September 30, 2019 and each Fiscal Quarter thereafter through the period ending December 31, 2020.

12. Based on the Projections, an Event of Default may have occurred or may occur under Section 6.15.7 of the Credit Agreement (No Net Loss) with respect to the Fiscal Quarter ending September 30, 2019 and each Fiscal Quarter thereafter through the period ending December 31, 2020.

13. Based on the Projections, an Event of Default may occur under Section 6.15.2 of the Credit Agreement (Interest Coverage Ratio) with respect to the Fiscal Quarter ending December 31, 2019 and each Fiscal Quarter thereafter through the period ending December 31, 2020.

14. Based on the Projections, an Event of Default may occur under Section 6.15.3 of the Credit Agreement (Debt Service Coverage Ratio) with respect to the Fiscal Quarter ending December 31, 2019 and each Fiscal Quarter thereafter through the period ending December 31, 2020.

15. Based on the Projections, an Event of Default may occur under Section 6.15.6 of the Credit Agreement (Minimum Tangible Net Worth) with respect to the Fiscal Quarter ending December 31, 2020.

16. An Event of Default may have occurred under Section 9.1.15 of the Credit Agreement to the extent the Lessee default under and/or the termination of the Leases for the Aircraft bearing manufacturer's serial number 15128, 15207 and 15215 cause a Material Adverse Effect with respect to Borrower.

17. An Event of Default may have occurred under Section 9.1.17 of the Credit Agreement to the extent the lessee default under and/or the termination of the lease by Borrower’s Subsidiary, ACY SN 15129 LLC, a Delaware limited liability company, for the aircraft bearing manufacturer's serial number 15129 causes an event of default under the terms of the Permitted Excluded Subsidiary Financing.

SMRH:4845-9309-7642.4	Exhibit A-1